TIANJIN YAYI INDUSTRIAL CO., LIMITED

CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED OCTOBER 31, 2007 AND 2006

TIANJIN YAYI INDUSTRIAL CO., LIMITED

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
Report of Independent Registered Public Accounting Firm	F1

Consolidated Balance Sheets as of October 31, 2007 and 2006	F2

Consolidated Statements of Operations and Comprehensive Income for the years ended October 31, 2007 and 2006	F3

Consolidated Statements of Stockholders’ Equity for the years ended October 31, 2007 and 2006	F4

Consolidated Statements of Cash Flows for the years ended October 31, 2007 and 2006	F5

Notes to Consolidated Financial Statements	F6-F15

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Tianjin Yayi Industrial Co., Limited

We have audited the accompanying consolidated balance sheets of Tianjin Yayi Industrial Co., Limited (“the Company”) as of October 31, 2007 and 2006, and the related consolidated statements of operations, comprehensive income, stockholders' equity and cash flows for the years then ended. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of October 31, 2007 and 2006, and the consolidated results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/Morison Cogen LLP

Bala Cynwyd, Pennsylvania
March 12, 2008

TIANJIN YAYI INDUSTRIAL CO., LIMITED
CONSOLIDATED BALANCE SHEETS

	As of October 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$255,036	$1,181,896
Restricted cash	715,939	300,987
Accounts receivables, net of allowances of $126,660 and $100,790	3,305,726	780,934
Other receivable, net of allowances of $125,807 and $30,794	922,539	268,420
Inventory	1,161,803	1,200,635
Advances	3,536,487	467,944
Other current assets	13,790	10,299

Total current assets	9,911,320	4,211,115

Property, plant and equipment, net	1,808,216	1,702,205
Rental deposits	588,613	-

Total assets	$12,308,149	$5,913,320

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Short term loans	$2,940,390	$380,353
Accounts payable	1,761,202	1,044,211
Bills payable	676,645	255,344
Other payable and accrued expenses	399,640	166,118
Advance from customers	1,054,103	307,772
Income and other tax payable	1,043,154	796,214
Due to related party	1,247,110	4,298,091
Long term payable - current portion	31,208	5,459

Total current liabilities	9,153,452	7,253,562

Long-term liabilities:
Long-term payable, net of current portion	31,100	6,546

Total liabilities	9,184,552	7,260,108

Minority interest in consolidated subsidiary	1,236	-
Commitments and contingencies	-	-

STOCKHOLDERS’ EQUITY (DEFICIT)

Capital – stated value	3,705,808	3,705,808
Accumulated deficit	(500,074)	(4,918,364)
Accumulated other comprehensive loss	(83,373)	(134,232)

Total stockholders’ equity (deficit)	3,122,361	(1,346,788)

Total liabilities and stockholders’ equity (deficit)	$12,308,149	$5,913,320

The accompanying notes are an integral part of these consolidated financial statements

TIANJIN YAYI INDUSTRIAL CO., LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Years Ended
	October 31,
	2007	2006
Net sales	$14,409,778	$6,250,089

Cost of goods sold	5,044,419	2,649,608

Gross profit	9,365,359	3,600,481
Operating expenses
Salaries	1,021,163	356,673
Commission	1,055,614	321,688
Advertising and promotion cost	1,402,171	1,675,227
Research and development costs	93,689	79,141
Other selling, general and administrative expenses	1,316,651	635,524

	4,889,288	3,068,253

Operating profit	4,476,071	532,228

Other income (expense)
Interest income	4,839	1,368
Interest expense	(105,988)	(20,364)
Allowance from government grant	52,005	-
Other expense	(8,735)	(4,732)

Other expense	(57,879)	(23,728)

Income before minority interests	4,418,192	508,500

Minority interests	98	-

Net income	4,418,290	508,500

Other comprehensive income
Foreign currency translation adjustment	50,859	(39,308)

Comprehensive income	$4,469,149	$469,192

The accompanying notes are an integral part of these consolidated financial statements

TIANJIN YAYI INDUSTRIAL CO., LIMITED

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity(Deficit)

Balance at October 31, 2005	$3,705,808	$(5,426,864)	$(94,924)	$(1,815,980)

Foreign currency translation	-	-	(39,308)	(39,308)
Net income for the year ended October 31, 2006	-	508,500	-	508,500

Balance at October 31, 2006	$3,705,808	$(4,918,364)	$(134,232)	$(1,346,788)

Foreign currency translation	-	-	50,859	50,859
Net income for the year ended October 31, 2007	-	4,418,290	-	4,418,290

Balance at October 31, 2007	$3,705,808	$(500,074)	$(83,373)	$3,122,361

The accompanying notes are an integral part of these consolidated financial statements

TIANJIN YAYI INDUSTRIAL CO., LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended
	October 31,
	2007	2006
Cash flow from operating activities
Net income	$4,418,290	$508,500
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment	126,497	54,324
Allowance of bad debts-Accounts receivable	19,852	87,071
Allowance of bad debts-Other receivable	91,561	20,275
Minority interests	(98)	-
(Increase) decrease in assets
Accounts receivables	(2,434,650)	(443,938)
Other receivables	(713,698)	(124,050)
Inventories	101,054	(394,532)
Advance to suppliers	(2,960,222)	1,150,603
Rental deposits	(572,565)	-
Other current assets	(2,852)	25,358
Increase (decrease) in liabilities
Accounts payable	642,407	606,050
Other tax payable	198,242	346,629
Advance from customers	709,762	252,624
Bills payable	396,356	251,107
Other current liabilities	218,399	(137,153)
Net cash provided by operating activities	238,335	2,202,868

Investing activities
Purchase of equipment	(139,901)	(1,259,443)
Net cash used in investing activities	(139,901)	(1,259,443)

Financing activities
Proceeds from bank borrowings	2,860,226	374,042
Repayment of bank loan	(390,031)	(374,042)
Proceeds/(Repayment) from long term payable	48,299	(4,931)
Proceeds from minority stockholders	1,334	-
Restricted cash	(387,776)	(295,992)
Due to related party	(3,194,337)	118,305
Net cash used in financing activities	(1,062,285)	(182,618)

Effect of exchange rate changes in cash	36,991	23,328

Net (decrease) increase in cash and cash equivalents	(926,860)	784,135

Cash and cash equivalents, beginning of year	1,181,896	397,761

Cash and cash equivalents, end of year	$255,036	$1,181,896

Supplemental disclosure of cash flow information
Cash paid during the year
Interest paid	$105,988	$20,364
Income taxes paid	$-	$-

The accompanying notes are an integral part of these consolidated financial statements

TIANJIN YAYI INDUSTRIAL CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED OCTOBER 31, 2007 AND 2006

1. Nature of Business

Tianjin Yayi Industrial Co., Limited

Tianjin Yayi Industrial Co., Limited (“Tianjin Yayi” or the “Company”) is a Chinese enterprise incorporated in the People’s Republic of China (“PRC”) in May 1994 in accordance with the Laws of the People’s Republic of China. The Company currently engages in the processing, commercialization and distribution of a series of goat milk powder, goat milk slice, liquid goat milk as well as goat milk drink throughout the PRC.

Weinan Milkgoat Production Co., Limited

Weinan Milkgoat Production Co., Limited (“Weinan Milkgoat”) was formed in December 8, 2006. Tianjin Yayi invested $267,308 (equivalent to RMB2,000,000) in Weinan Milkgoat and owns 99.5% interests in Weinan Milkgoat. Liu Li, a major shareholder of Tianjin Yayi owns the remaining interest of 0.5% amounting to $1,337 (equivalent to RMB 10,000). Weinan Milkgoat is currently engaged in processing and distribution of milk.

Subsequent to the balance sheet date, on December 6, 2007, Tianjin Yayi increased its investment in Weinan Milkgoat amounting to $399,626 (RMB2,990,000) while Liu Li, transferred her 0.5% interest in Weinan Milkgoat to Tianjin Yayi. As a result, Tianjin Yayi owns 100% shares of Weinan Milkgoat with a registered capital of $668,270 (RMB5,000,000).

2. Summary of Significant Accounting Policies

The principal activities of the Company and its subsidiary consist of manufacturing and selling of goat milk powder and liquid goat milk. All activities of the Group are principally conducted by its subsidiary operating in the PRC.

Principles of consolidation- The accompanying consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (US).

The audited consolidated financial statements include the accounts of Tianjin Yayi and its subsidiary Weinan Milkgoat. All significant inter-company accounts and transactions have been eliminated in consolidation.

Cash and cash equivalents-Cash and cash equivalents include cash on hand, cash accounts, interest bearing savings accounts and time certificates of deposit with a maturity of three months or less when purchased.

Inventory-Inventory is stated at the lower of cost or market, determined by the weighted average method. Work-in-progress and finished goods inventories consist of raw materials, direct labor and overhead associated with the manufacturing process.

Trade accounts receivable-Trade accounts receivable are stated at the amount management expects to collect from balances outstanding at year-end.

Outstanding account balances are reviewed individually for collectibility.  Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Allowances for doubtful accounts receivable balances are recorded when circumstances indicate that collection is doubtful for particular accounts receivable or as a general reserve for all accounts receivable. Management estimates such allowances based on historical evidence such as amounts that are subject to risk. Accounts receivable are written off if reasonable collection efforts are not successful.

Based on management’s evaluation of historical performance, the following policy for allowance of doubtful accounts is established:

Trade and other receivables due:	% of Balance
Within 90 days:	1.5%
Between 91 and 180 days:	5.0%
Between 181 and 360 days:	20.0%
Between 361 and 720 days:	50.0%
Over 721 days:	100.0%

TIANJIN YAYI INDUSTRIAL CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED OCTOBER 31, 2007 AND 2006

2. Summary of Significant Accounting Policies (continued)

Property, plant and equipment-Property, plant and equipment are stated at cost including the cost of improvements. Maintenance and repairs are charged to expense as incurred. Assets under construction are not depreciated until construction is completed and the assets are ready for their intended use. Depreciation and amortization are provided on the straight-line method based on the estimated useful lives of the assets as follows:

Leasehold improvement	3 years
Plant and machinery	10 years
Furniture, fixtures and equipment	5 years
Motor vehicles	5 years

Recoverability of Long Lived Assets-The Company follows Statement of Financial Accounting Standard (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. The company is not aware of any events or circumstances that indicate the existence of impairment, which would be material to the Company’s annual financial statements.

Revenue recognition- The Company recognizes revenue on product sales when products are delivered and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists and the sales price is fixed or determinable. Net sales of products represent the invoiced value of goods, net of value added taxes (“VAT”), sales returns, trade discounts and allowances.  The Company is subject to VAT which is levied on the majority of the products of the Company at the rate of 17% on the invoiced value of sales.  Output VAT is borne by customers in addition to the invoiced value of sales and input VAT is borne by the Company in addition to the invoiced value of purchases to the extent not refunded for export sales.

Research and development - Research and development costs are expensed as incurred. Such expenditures amounted to $93,689 and $79,141 for the years ended October 31, 2007 and 2006, respectively.

Advertising and promotion costs -Costs incurred in direct - response advertising are capitalized and amortized on a straight – line basis over the duration of the advertising campaign. All other advertising costs are expensed as and when incurred. Such expenditures amounted to $1,402,171 and $1,675,227 for the years ended October 31, 2007 and 2006, respectively.

Comprehensive income - Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income.

Income taxes-Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. Deferred income tax liabilities or assets are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and the financial reporting amounts at each year end. A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized.

Foreign currency translation-The consolidated financial statements of the Company are presented in United States Dollars (“US$”). Transactions in foreign currencies during the year are translated into US$ at the exchange rates prevailing at the transaction dates. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated into US$ at the exchange rates prevailing at that date. All transaction differences are recorded in the income statement. Assets and liabilities of subsidiaries with a functional currency other than US$ are translated into US$ using year – end exchange rates. Income and expense items are translated at the average exchange rates in effect during the year. Foreign currency translation differences are included as a component of Accumulated Other Comprehensive Income in Stockholders’ Equity.

Post-retirement and post-employment benefits-The Company’s subsidiaries contribute to a state pension scheme in respect of its PRC employees. Other than the above, neither the Company nor its subsidiaries provide any other post-retirement or post-employment benefits.

Basic Income/Loss Per Common Share-No basic income/loss per common share has been calculated based on the weighted average number of shares outstanding during the period since the Company is a Chinese company with stated capital, without number of shares.

TIANJIN YAYI INDUSTRIAL CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED OCTOBER 31, 2007 AND 2006

2. Summary of Significant Accounting Policies – Continued

Use of estimates - The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect reported amounts in the financial statements and related disclosure in the accompanying notes. Actual results could differ from those estimates. The financial statements include some amounts that are based on management’s best estimates and judgments. The most significant estimates relate to allowance for uncollectible accounts receivable, inventory obsolescence, employee benefit plans and environmental accruals . These estimates may be adjusted as more current information becomes available, and any adjustment could be significant. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the consolidated financial statements in the period they are determined to be necessary.

Significant Estimates Relating to Specific Financial Statement Accounts and Transactions Are Identified - The financial statements include some amounts that are based on management’s best estimates and judgments. The most significant estimates relate to allowance for uncollectible accounts receivable, inventory work in process valuation and obsolescence, depreciation, useful lives, taxes, and contingencies. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

Cost of goods sold - Cost of goods sold consists primarily of the costs of the raw materials, direct labor, depreciation of plant and machinery, and overhead associated with the manufacturing process

Shipping and handling cost - Shipping and handling costs related to delivery of finished goods are included in selling expenses. During the years ended October 31, 2007 and 2006 shipping and handling costs were $138,857 and $35,100 respectively.

3. Recently Issued Accounting Pronouncements

Fin 48 – Accounting for Uncertainty in Income Taxes

In June 2006, the Financial Accounting Standards Board (FASB) issued Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes. FIN 48 prescribes detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. Tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods. FIN 48 was effective for fiscal years beginning after December 15, 2006. In January 2008, the FASB approved FASB Staff Position (FSP) No. Fin 48-6 – “Effective Date of FASB Interpretation No. 48 for Nonpublic Enterprise”, permitting nonpublic enterprise to defer implementation of Fin 48 until period beginning after December 15, 2007. The Company has not yet determined the impact of the adoption of Fin 48 on its financial statements and footnotes disclosures.

SFAS No. 157 – Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 establishes a framework for measuring fair value and expands disclosures about fair value measurements. The changes to current practice resulting from the application of this Statement relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements. The Statement is effective for fiscal years beginning after November 15, 2007 and will become effective beginning with the first quarter of 2008. The FASB has granted a one-year deferral for non-financial assets and liabilities to comply with this Statement. The Company is evaluating the impact of the adoption of SFAS No. 157 on its financial statements and footnote disclosures.

TIANJIN YAYI INDUSTRIAL CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED OCTOBER 31, 2007 AND 2006

3. Recently Issued Accounting Pronouncements (continued)

SFAS No. 159 – The Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007 and will become effective for the Company beginning with the first quarter of 2008. The Company has not yet determined whether it will adopt this Statement and its impact on its financial statements and footnote disclosures.

SFAS No. 160 – Noncontrolling interest in Consolidated Financial Statements

On December 4, 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 160, Noncontrolling Interest in Consolidated Financial Statements (SFAS No. 160). SFAS No. 160 requires all entities to report noncontrolling (minority) interests in subsidiaries as equity in the consolidated financial statements. The statement establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation and expands disclosures in the consolidated financial statements. SFAS No. 160 is effective for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years. The Company has not yet determined the impact of the adoption of SFAS No. 160 on its financial statements and footnote disclosures.

SFAS No. 141R – Business Combinations

On December 4, 2007, the FASB issued SFAS No.141R, Business Combinations (SFAS No. 141R). SFAS No. 141R requires the acquiring entity in a business combination to recognize all the assets acquired and liabilities assumed, establishes the acquisition date fair value as the measurement objective for all assets acquired and liabilities assumed, and requires the acquirer to expand disclosures about the nature and financial effect of the business combination. SFAS No. 141R is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company has not yet determined the impact of the adoption of SFAS No. 141R on its financial statements and footnote disclosures.

4. Cash and Cash Equivalents

Cash and cash equivalents are summarized as follows:

	2007	2006

Cash at bank	$239,727	$637,970
Cash on hand	15,309	543,926
Total	255,036	1,181,896

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents and pledged deposits (note 5).  As of October 31, 2007 and 2006, substantially all of the Company’s cash and cash equivalents were held by major banks located in the PRC, which management believes are of high credit quality.

TIANJIN YAYI INDUSTRIAL CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED OCTOBER 31, 2007 AND 2006

5. Restricted Cash

	2007	2006
	$	$

Bank deposits held as collateral for bills payable	715,939	300,987

The Company is required by certain of its suppliers to settle amounts owed to such suppliers by the issuance of bills through banks for which the banks undertake to guarantee the Company’s settlement of these amounts at maturity. These bills are interest−free with maturity dates of three months and six months from the date of issuance. As security for the banks’ undertaking, the Company is required to pay bank charges as well as place a deposit with such banks equivalent to 100% of the bills’ amount at the time of such issuance.

6. Accounts Receivable

Accounts receivable is summarized as follows:

	2007	2006
	$	$

Accounts Receivable	3,432,386	881,724
Less: allowances for doubtful accounts	(126,660)	(100,790)
Total	3,305,726	780,934

7. Other Receivables

	2007	2006
	$	$

Advance to staff	221,335	107,489
Loan receivable from unrelated party	681,632	123,163
Prepayment	145,379	68,562
	1,048,346	299,214
Less : allowances for bad debts	(125,807)	(30,794)
Total	922,539	268,420

Loan receivable from unrelated party represents refund due from Nanda Technology Company Limited for research and development contract that was terminated. The amount is unsecured with $400,962 due to be paid by March 31, 2008 and the balance due to be paid by June 30, 2008.

8. Inventory

Inventory is summarized as follows:

	2007	2006
	$	$

Raw materials	347,531	456,970
Packaging	485,188	216,833
Finished goods	329,084	526,832

	1,161,803	1,200,635
Less: allowances for slowing moving items	-	-
Total	1,161,803	1,200,635

TIANJIN YAYI INDUSTRIAL CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED OCTOBER 31, 2007 AND 2006

9. Advances

Advances represent advances to Tianjin Milkgoat Company Limited for the purchase of office building of $3,207,298 (note 16) and advances of $329,189 to suppliers for future purchases.

10. Property, Plant and Equipment

Property, plant and equipment consist of the following:

	2007	2006
	$	$
At cost:
Leasehold improvement	62,974	59,737
Plant and machinery	1,786,764	1,660,432
Furniture, fixtures and equipment	67,608	47,666
Motor vehicles	141,729	48,977
Total	2,059,075	1,816,812
Less: accumulated depreciation and amortization	(250,859)	(114,607)
Net book value	1,808,216	1,702,205

Motor vehicles of net book value of $93,098 are collaterized against short term loan (Note 10).

During the year ended October 31, 2007, depreciation expenses amounted to $126,497, among which $103,855 and $22,642 were recorded as cost of sales and administrative expense respectively.

During the year ended October 31, 2006, depreciation expenses amounted to $54,324, among which $39,719 and $14,605 were recorded as cost of sales and administrative expense respectively.

11. Short Term Loans

As of October 31, 2007 and 2006, the Company has the following short-term bank loans:

	2007	2006
	$	$

Loans repayable within one year - Unsecured	2,940,390	380,353

Short-term loans as of October 31, 2007 and 2006 consist of the following:

Banker	Loan period	Interest rate	2007	2006
			$	$

Industrial & Commercial Bank, Hongqinanlu Branch China	November 16, 2006 to November 15,2007	6.12%	534,616	380,353

Rural Cooperative Bank	March 3, 2007 to December 25, 2007	6.39%	1,069,233	-

Tianjin City Commercial Bank	July 12, 2007 to July 7, 2008	7.12%	1,336,541	-

			2,940,390	380,353

TIANJIN YAYI INDUSTRIAL CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED OCTOBER 31, 2007 AND 2006

12. Due to a Related Party

	2007	2006
	$	$

Liu Li, a director of the Company	1,247,110	4,298,091

The amount due to Liu Li is unsecured with no stated interest or repayment terms and for the use as working capital.

13. Long-Term Payable

As of October 31, 2007 and 2006, the Company took the following long-term loans for the purchase of three motor vehicles:

	2007	2006
	$	$

Installment loan from Bank of Agriculture, with interest at 5.28% p.a. with monthly principal and interest payment of $200 from May 19, 2005 to May 18, 2008	1,100	3,208

Installment loan from GMAC-SAIC Automotive Finance Company Limited with interest at 7.33% p.a. with monthly principal and interest payment of $322 from July 15, 2005 to June 17, 2009	5,801	8,797

Installment loan from Daimler-Chrysler Automotive Finance Ltd with interest at 7.83% p.a. with monthly principal and interest payment of $2,484 from September 30, 2007 to September 30, 2009	55,407	-

Total loans	62,308	12,005
Less: current portion	(31,208)	(5,459)
Long-term loans, less current portion	31,100	6,546

Future maturities of long-term loans as of October 31, 2007 are as follows:
2008	31,208	5,459
2009	31,100	6,546

Total	62,308	12,005

14. Income and Other Tax Payables

Income and other tax payables consist of the following:

	2007	2006
	$	$

Value added tax payable	1,032,176	788,662
Individual income withholding tax payable	2,468	150
Other tax payables	8,510	7,402

Total	1,043,154	796,214

TIANJIN YAYI INDUSTRIAL CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED OCTOBER 31, 2007 AND 2006

14. Income and Other Tax Payables (continued)

The Company utilizes the asset and liability method of accounting for income taxes in accordance with SFAS No. 109. The statutory PRC tax rate of 33% is equivalent to the Company’s effective tax rate. As approved by the relevant tax authority in the PRC, Tianjin Yayi is fully exempted from PRC enterprises income tax for years starting from 2004 to 2007. No provision for Weinan Milkgoat has been made as Weinan Milkgoat incurred loss during the year ended 31 October, 2007.

No provision for deferred taxes has been made as there were no material temporary differences at October 31, 2007 and 2006.

15. Minority Interest

Minority interest represents the minority stockholders’ proportionate share of 0.5% of the equity of Weinan Milkgoat in 2007. The Company owned 99.5% of Weinan Milkgoat’s capital stock at October 31, 2007. The 0.5% of the equity interest of Weinan Milkgoat that is not owned by the Company is shown as “Minority interests in consolidated subsidiaries” in the 2007 Consolidated Statements of Income and Consolidated Balance Sheets.

The Company’s 99.5% controlling interest requires that Weinan Milkgoat’s operations be included in the Consolidated Financial Statements in 2007.

16. Commitments and Contingencies

Operating Leases
In the normal course of business, the Company leases office space under operating lease agreements. The Company rents office space, primarily for regional sales administration offices, in commercial office complexes that are conducive to administrative operations. The operating lease agreements generally contain renewal options that may be exercised at the Company's discretion after the completion of the base rental terms. In addition, many of the rental agreements provide for regular increases to the base rental rate at specified intervals, which usually occur on an annual basis.  On January 15, 2007, the Company signed a factory and warehouse leasing agreement with Tianjin Mengyang to rent a total gross area of 30,165 square meters for an annual rent of $1,177,250 (RMB 8,808,180) for 21 years from September 1, 2008 to August 31, 2029. A half-year deposit of $588,625 (equivalent to RMB 4,404,090) was paid as of October 31, 2007. The property is to be located in Jinghai Industrial Park and Tianjin Mengyang is responsible for its construction.

As of October 31, 2007, the Company was obligated under operating leases requiring minimum rentals as follows:

Year ending October 31,

2008	$261,065
2009	1,215,359
2010	1,215,359
2011	1,215,359
2012	1,215,359
Thereafter	19,528,327
Total minimum lease payments	24,650,828

During the year ended October 31, 2007 and 2006, rent expenses amounted to $116,478 and $50,168 respectively.

Purchase of Office Building
On January 15, 2007, the Company signed a sales and purchase agreement with Tianjin Mengyang Biological Development Co., Ltd (“Tianjin Mengyang”, formerly known as Tianjin Milkgoat Co., Ltd) to construct a 4-story office building of an approximate construction area of 7,800 square meters situated at Jinghai Industrial Park for a total consideration of US$ 3,961,508 (equivalent to RMB 29,640,000). Tianjin Mengyang is responsible for the construction of the office building. The Company is to pay a deposit of 70% of the total consideration. As at October 31, 2007, the Company paid the 70% in accordance with the agreement. The Company also advanced Tianjin Mengyang an amount of $ 434,242 (equivalent to RMB 3,249,000) as of October 31, 2007. This would be offset against the 30% balance due of $1,188,452 (equivalent to RMB 8,892,000) when the construction of the building is completed. The estimated time of completion of the office building is September 2008.

TIANJIN YAYI INDUSTRIAL CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED OCTOBER 31, 2007 AND 2006

16. Commitments and Contingencies (continued)

Purchase of raw material
The Company signed agreement with 11 village committees for the purchase of goat milk and goat placenta to ensure the steady supply of its raw material. The details of agreements are listed as follows and the Company is obligated under the purchase agreement requiring minimum purchases as follows:

Year ending October 31,	Tons

2008	2,205
2009	2,205
2010	2,205
2011	2,145
2012	1,869
Thereafter	713
Total minimum purchases	11,342

The price for the goat milk and goat placenta is determined by market. As at October 31, 2007, the market price for the goat milk and goat placenta is $468/ton (equivalent to RMB3,500/ton).

Process contracts
On December 30, 2006 the Company entered into a process contract with a third party. The third party will provide production facility, office, dormitory, equipment and personnel to process liquid milk. The minimum monthly fee is $16,000 (RMB120,000) which is based on a minimum annual production commitment of 800 metric tons at $240 (RMB 1,800) per metric ton. This contract expires on December 29, 2008 and is automatically renewed at end of term. As of Oct 31, 2007, the Company was obliged under this contract for a minimum fee of approximately $192,000 (RMB1,440,000) for fiscal year ending October 31, 2008 and $32,000 (RMB 240,000) for fiscal year ending Oct 31, 2009.

On April 1, 2007, the Company entered into a process contract with a third party. The third party will provide production facility, equipment and personnel to process liquid milk. The monthly fee is approximately $13,800 (RMB103,000) and the contract expires on December 31, 2009. As of October 31, 2007, the Company was obligated under this contract for a minimum fee of approximately $165,600 (RMB1,236,000) for fiscal years ending October 31, 2008 and 2009 and approximately $27, 600 (RMB206,000) for fiscal year ending October 31, 2010.

17. Concentrations, Risks, and Uncertainties

The Company has the following concentrations of business with one customer constituting greater than 10% of the Company’s gross sales which are entirely in China:

	2007	2006

Shanghai Zhengchi Hotel	13%	5%

The Company has not experienced any significant difficulty in collecting its accounts receivable in the past and is not aware of any financial difficulties being experienced by its major customers. Accounts receivable due from this customer as of October 31, 2007 and 2006 was $390,974 and $118,027.

The Company has the following concentrations of business with suppliers constituting greater than 10% of the Company’s purchasing volume:

	2007	2006

Pacific Dairy Co., Ltd	10%	21%
Tianjin Platinum Biochemistry Engineering Co., Ltd	-	15%
Hongxin Dairy Co., Ltd	10%	3%

TIANJIN YAYI INDUSTRIAL CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED OCTOBER 31, 2007 AND 2006

18. Operating Risk

Interest rate risk

The interest rates and terms of repayment of bank and other borrowings are disclosed in Note 10. Other financial assets and liabilities do not have material interest rate risk.

Credit risk

The Company is exposed to credit risk from its cash at bank and fixed deposits and bills and accounts receivable. The credit risk on cash at bank and fixed deposits is limited because the counterparties are recognized financial institutions. Bills and accounts receivable are subjected to credit evaluations. An allowance has been made for estimated irrecoverable amounts which has been determined by reference to past default experience and the current economic environment.

Foreign currency risk

Most of the transactions of the Company were settled in Renminbi, which is the Company’s functional currency, and therefore the Company does not have significant foreign currency risk exposure.

Company’s operations are substantially in foreign countries

Substantially all of the Company’s products are manufactured in China. The Company’s operations are subject to various political, economic, and other risks and uncertainties inherent in China. Among other risks, the Company’s operations are subject to the risks of restrictions on transfer of funds; export duties, quotas, and embargoes; domestic and international customs and tariffs; changing taxation policies; foreign exchange restrictions; and political conditions and governmental regulations.

19. Subsequent Events

On December 6, 2007, Ms Liu Li, the major shareholder of Tianjin Yayi, transferred her 0.5% shareholding in Weinan Milkgoat to Tianjin Yayi. As a result, Tianjin Yayi owns 100% of Weinan Milkgoat. In addition, Tianjin Yayi increased its investment in Weinan Milkgoat by $399,626 (RMB2,990,000) to $668,270 (RMB5,000,000). Ms Liu Li remains a major shareholder of Tianjin Yayi.

On January 15, 2008, Global Rock Stone Industrial Ltd ( “Global Rock”), a company registered in the British Virgin Islands on October 30, 2007 acquired Tianjin Yayi through its wholly owned subsidiary, Charleston Industrial Ltd (“Charleston”) from Ms Liu Li and some minority shareholders with a consideration of $4,235,052 (RMB 30,500,000).